Exhibit 99.1

STAG INDUSTRIAL, INC. ANNOUNCES SECOND QUARTER 2013 RESULTS

Boston, MA — August 5, 2013 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a company focused on the acquisition, ownership and management of single-tenant industrial properties throughout the United States, today announced its financial and operating results for the second quarter 2013.

In the Second Quarter of 2013, the Company:

•                 Generated Cash Net Operating Income (Cash NOI) of $27.1 million compared to $17.0 million for the second quarter of 2012, an increase of 59%.

•                 Generated Core Funds from Operations (Core FFO) of $16.0 million compared to $8.8 million for the second quarter of 2012, an increase of 83%. On a per share basis, this represents $0.33 per basic and fully diluted share compared to $0.32 per basic and fully diluted share in the second quarter 2012.

•                 Generated Adjusted Funds from Operations (AFFO) of $15.1 million compared to $8.6 million for the second quarter of 2012, an increase of 76%.

•                 Completed the acquisition of 16 buildings for total all-in cost of approximately $109 million with a remaining weighted average lease term of approximately five years.

•                 Added approximately 2.2 million square feet to the Company’s portfolio through these acquisitions, increasing the Company’s square footage by 7% over the prior quarter.

•                 Leased 1.2 million square feet including approximately 412,000 square feet of new leases.

•                 Achieved occupancy on the Company’s portfolio of 93.9% and same store occupancy of 91.7%.

•                 Attained a 72% retention rate on the 2.2 million square feet of leases due to expire year to date.

•                 Declared a second quarter dividend of $0.30 per share, an annualized rate of 6.0% on the quarter ended share price of $19.95.

•                 Closed on a preferred stock offering, generating $70 million of gross proceeds.

•                 Obtained an investment grade rating from Fitch Ratings.

“The second quarter of 2013 proved to be another very active and successful quarter for STAG,” commented Benjamin Butcher, the Company’s Chief Executive Officer. “We completed a preferred stock offering in April, in June we received an investment grade rating from Fitch Ratings and also completed our first acquisition including OP unit consideration. These events coupled with our strong acquisition and leasing activity continues to demonstrate our ability to successfully execute on our plan.”

Acquisition Activity

During the second quarter of 2013, the Company completed the acquisition of 16 industrial buildings in eight separate transactions consisting of approximately 2.2 million square feet.

SECOND QUARTER 2013 ACQUISITIONS

STAG Industrial, Inc.

Acq. Date	SF	Buildings	MSA	Cost (mm)
04/05/13	308,884	1	South Bend-Mishawaka, IN-MI	$6.2
04/09/13	113,000	1	Detroit-Warren-Dearborn, MI	$7.3
04/09/13	201,574	1	Houston-The Woodlands-Sugar Land, TX	$13.7
04/11/13	90,300	1	Idaho Falls, ID	$4.9
05/14/13	87,380	1	Chicago-Naperville-Elgin, IL-IN-WI	$4.9
05/31/13	250,000	1	Williamsport, PA	$13.6
06/19/13	105,000	1	Rockford, IL	$5.6
06/19/13	105,000	1	Rockford, IL	$6.1
06/19/13	70,000	1	Rockford, IL	$3.6
06/19/13	176,960	1	Rockford, IL	$8.6
06/19/13	105,000	1	Rockford, IL	$6.0
06/19/13	100,000	1	Rockford, IL	$5.7
06/19/13	90,000	1	Rockford, IL	$3.8
06/19/13	255,000	1	Rockford, IL	$12.7
06/26/13	85,157	1	Grand Rapids-Wyoming, MI	$4.2
06/26/13	57,025	1	Battle Creek, MI	$2.0
Total	2,200,280	16		$108.9

The Company paid approximately $109 million, including closing costs, for the 16 buildings. The second quarter’s acquisitions increased the Company’s square footage by 7% over the prior quarter.

Subsequent to the end of the second quarter, the Company acquired two buildings containing a total of 250,100 square feet located in two different states for approximately $10.8 million with a remaining weighted average lease term of approximately six years.

The Company also has entered into contracts to acquire three additional buildings for a combined purchase price of approximately $38.3 million, subject to various closing conditions.  These conditions have not yet been satisfied so there can be no assurance that these transactions will be consummated.

Leasing Activity and Occupancy

In the second quarter the Company signed renewals for 754,416 square feet.  The tenant retention rate for the leases expiring in the second quarter of 2013 was 51%, resulting in a year to date tenant retention rate of 72%.  The rental rates on the renewed leases expiring in the second quarter increased 1.4% on a cash basis and increased 5.9% on a GAAP basis. The Company also executed 411,683 square feet of new leases.  Tenant improvements and leasing commissions for leases completed in the second quarter were approximately $1.4 million or 5% of Cash NOI.

Occupancy for the Company’s portfolio was 93.9% at the end of the second quarter 2013 compared to 95.4% at end of the first quarter 2013.  Year over year same store occupancy decreased from 95.0% to 91.7%.  The quarter to date same store portfolio is defined as those properties owned April 1, 2012 that were owned throughout 2012 and through the second quarter of 2013.  The occupancy decline for the quarter is principally the result of the previously disclosed 427,000 square foot move out in Sun Prairie, Wisconsin on May 31, 2013. There has been significant tenant interest in this building and we are in preliminary negotiations for a lease of the entire space.

Key Financial Measures

Cash NOI, for the second quarter of 2013 was approximately $27.1 million, an increase of 59% compared to Cash NOI in the second quarter of 2012 of approximately $17.0 million.  Cash NOI after noncontrolling interest was approximately $23.5 million for the second quarter of 2013.

Core FFO for the second quarter of 2013 was approximately $16.0 million, an increase of 83% over the second quarter of 2012 of approximately $8.8 million. Core FFO attributable to common stockholders was approximately $13.9 million or $0.33 per diluted share of common stock as compared to $0.32 per diluted share of common stock in the second quarter of 2012.  The per share growth rate was once again reduced as a result of the Company’s de-levering from 35% debt to enterprise value at Q2 2012 to 29% this quarter end.

AFFO was approximately $15.1 million for the second quarter of 2013 compared to approximately $8.6 million for the second quarter of 2012, an increase of 76%. AFFO attributable to common stockholders was approximately $13.1 million in the second quarter of 2013.  Net Loss for the second quarter of 2013 was approximately $0.2 million.  Included in Net Loss was depreciation and amortization expense of approximately $16.4 million.

A reconciliation of Net Loss to Cash NOI, Adjusted EBITDA, Core FFO, FFO, and AFFO, all non-GAAP financial measures, appears at the end of this release.

The Company has included in a supplemental information package the results and operating statistics that reflect the activities of the Company for the three months ended June 30, 2013.  See below regarding information for the supplemental information package.

Financial Strength and Liquidity

As of quarter end, the Company’s net debt to annualized adjusted earnings before interest, tax, depreciation and amortization (Adjusted EBITDA) was 4.6x, interest coverage based on Adjusted EBITDA was 5.1x, and the weighted average interest rate on the outstanding debt was 3.92%.  Adjusted EBITDA was calculated based on annualizing the Company’s results for the three months ended June 30, 2013.  The Company’s total debt to total enterprise value was 29% as of June 30, 2013. Enterprise value of $1.6 million is based on the June 28, 2013 closing share price of $19.95 times 49.1 million outstanding shares and units plus $139 million of preferred equity and total debt of $453 million.

As of quarter end, the Company had approximately $453 million of debt outstanding with an average term of 5.5 years.  This included $150 million drawn under the Company’s five year unsecured term loan, which was fully drawn at June 30, 2013.  The interest rate on $100 million of this amount has been swapped at an all-in interest rate of 2.42%.  The outstanding debt balance also included $75 million drawn under the Company’s $150 million seven year unsecured term loan, which is now swapped at an all-in interest rate of 3.71%.

At quarter end, there was no outstanding balance, and $200 million of availability, under the Company’s $200 million unsecured revolving credit facility.

Offerings

On April 16, 2013, the Company sold 2,800,000 shares of 6.625% Series B Cumulative Redeemable Preferred Stock, inclusive of 300,000 shares exercised under the underwriters’ option, resulting in gross proceeds to the Company of $70 million, before underwriting discounts and offering expenses.  The Company used the net proceeds to fully repay the outstanding balance under the unsecured revolving credit facility and to fund acquisitions.

Under the “at the market” (ATM) stock offering program, the Company issued an aggregate of 10,000 shares of common stock during the last business day of the second quarter of 2013 receiving gross proceeds of approximately $0.2 million.  The ATM program continued for a limited time post quarter end.

The Company also issued $11.8 million of operating partnership units at a price of $21.23 per common unit in connection with the purchase of the property portfolio located in Illinois.

Departure of a Director

Pursuant to notice given on August 2, 2013, F. Alexander Fraser resigned as a director of the Company due to his desire to devote more of his time to his duties and responsibilities as a Managing Director at GI Partners, LLC. Mr. Fraser’s resignation was effective August 2, 2013.

Benjamin S. Butcher, Chief Executive Officer, remarked “On behalf of the Board, the other officers and myself, I’d like to thank Alexander for his contributions to the Company during the period prior to our IPO and over the past two years. We wish him all the best in his future endeavors.”

Conference Call

The Company will host a conference call on Tuesday, August 6, 2013, at 11:00 a.m. (Eastern Time) to discuss the operating and financial results.  The call can be accessed live over the phone by dialing 1-877-407-0784 or, for international callers, (201) 689-8560.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517.  The passcode for the replay is 417973.  The replay will be available until August 13, 2013.

Interested parties also may listen to a simultaneous webcast of the conference call by logging on to the Company’s website at www.stagindustrial.com. The on-line replay will be available for a limited time following the call.

Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information for the benefit of the Company’s various stakeholders.  This can be found under the “Presentations” tab in the Investor Relations section of the Company’s website at www.stagindustrial.com.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	June 30, 2013	December 31, 2012
Assets
Rental Property:
Land	$121,797	$104,656
Buildings	758,337	654,518
Tenant improvements	35,996	34,900
Building and land improvements	27,721	22,153
Less: accumulated depreciation	(58,507)	(46,175)
Total rental property, net	885,344	770,052
Cash and cash equivalents	19,763	19,006
Restricted cash	9,274	5,497
Tenant accounts receivable, net	10,949	9,351
Prepaid expenses and other assets	3,268	1,556
Interest rate swaps	3,186	—
Deferred financing fees, net	5,624	4,704
Leasing commissions, net	2,832	1,674
Goodwill	4,923	4,923
Due from related parties	256	806
Deferred leasing intangibles, net	203,627	187,555
Total assets	$1,149,046	$1,005,124
Liabilities and Equity
Liabilities:
Mortgage notes payable	$227,898	$229,915
Unsecured credit facility	—	99,300
Unsecured term loans	225,000	150,000
Accounts payable, accrued expenses and other liabilities	12,873	12,111
Interest rate swaps	—	480
Tenant prepaid rent and security deposits	7,115	5,686
Dividends and distributions payable	17,259	11,301
Deferred leasing intangibles, net	7,094	6,871
Total liabilities	$497,239	$515,664
Commitments and contingencies
Equity:
Preferred stock, par value $0.01 per share, 10,000,000 shares authorized
Series A, 2,760,000 shares (liquidation preference of $25.00 per share) issued and outstanding at June 30, 2013 and December 31, 2012	69,000	69,000
Series B, 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at June 30, 2013 and no shares issued and outstanging at December 31, 2012	70,000	—
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 42,235,676 and 35,698,582 shares outstanding at June 30, 2013 and December 31, 2012, respectively	422	357
Additional paid-in capital	527,977	419,643
Common stock dividends in excess of earnings	(90,398)	(61,024)
Accumulated other comprehensive income (loss)	2,806	(371)
Total stockholders’ equity	579,807	427,605
Noncontrolling interest	72,000	61,855
Total equity	651,807	489,460
Total liabilities and equity	$1,149,046	$1,005,124

CONSOLIDATED STATEMENTS OF OPERATIONS

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Three months Ended June 30,		Six months Ended June 30,
	2013	2012	2013	2012
Revenue
Rental income	$28,325	$16,991	$54,479	$32,089
Tenant recoveries	3,480	2,019	7,142	4,005
Other income	262	330	658	651
Total revenue	32,067	19,340	62,279	36,745
Expenses
Property	2,316	1,275	5,013	2,768
General and administrative	4,477	3,308	8,983	6,306
Real estate taxes and insurance	3,263	1,615	5,896	2,972
Property acquisition costs	1,269	1,149	1,845	1,441
Depreciation and amortization	16,397	9,153	31,947	17,874
Loss on impairment	—	622	—	622
Other expenses	161	9	245	60
Total expenses	27,883	17,131	53,929	32,043
Other income (expense)
Interest income	3	4	6	8
Interest expense	(4,846)	(4,126)	(9,497)	(8,218)
Gain on interest rate swaps	—	—	—	215
Offering costs	(27)	(68)	(27)	(68)
Gain on extinguishment of debt	—	18	—	18
Total other income (expense)	(4,870)	(4,172)	(9,518)	(8,045)
Net loss from continuing operations	$(686)	$(1,963)	$(1,168)	$(3,343)
Discontinued operations
Income attributable to discontinued operations	38	216	102	235
Gain on sales of real estate	464	219	464	219
Total income attributable to discontinued operations	502	435	566	454
Net loss	$(184)	$(1,528)	$(602)	$(2,889)
Less: loss attributable to noncontrolling interest	(357)	(887)	(623)	(1,853)
Net income (loss) attributable to STAG Industrial, Inc.	$173	$(641)	$21	$(1,036)
Less: preferred stock dividends	2,519	1,553	4,071	3,106
Less: amount allocated to unvested restricted stockholders	64	41	133	41
Net loss attributable to common stockholders	$(2,410)	$(2,235)	$(4,183)	$(4,183)
Weighted average common shares outstanding — basic and diluted	42,006,954	19,484,785	41,265,070	17,654,706
Loss per share — basic and diluted
Loss from continuing operations attributable to common stockholders	$(0.07)	$(0.13)	$(0.11)	$(0.26)
Income from discontinued operations attributable to common stockholders	$0.01	$0.02	$0.01	$0.02
Loss per share — basic and diluted	$(0.06)	$(0.11)	$(0.10)	$(0.24)

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Three months Ended June 30,		Six months Ended June 30,
	2013	2012	2013	2012
Net loss	$(184)	$(1,528)	$(602)	$(2,889)
Asset management fee income	(255)	(312)	(514)	(621)
General and administrative	4,477	3,308	8,983	6,306
Property acquisition costs	1,269	1,149	1,845	1,441
Depreciation and amortization	16,435	9,272	32,045	18,132
Interest income	(3)	(4)	(6)	(8)
Interest expense	4,846	4,184	9,497	8,356
Gain on interest rate swaps	—	—	—	(215)
Offering costs	27	68	27	68
Loss on impairment	—	622	—	622
Gain on extinguishment of debt	—	(18)	—	(18)
Other expenses	161	9	245	60
Gain on sales of real estate	(464)	(219)	(464)	(219)
NET OPERATING INCOME	$26,309	$16,531	$51,056	$31,015
Noncontrolling interest	(3,471)	(4,757)	(6,804)	(9,586)
Net operating income after noncontrolling interest	$22,838	$11,774	$44,252	$21,429

Net operating income	$26,309	$16,531	$51,056	$31,015
Straight-line rent adjustments, net	(735)	(592)	(1,507)	(1,269)
Intangible amortization in rental income, net	1,506	1,090	2,875	2,258
CASH NET OPERATING INCOME	$27,080	$17,029	$52,424	$32,004
Noncontrolling interest	(3,573)	(4,900)	(6,986)	(9,889)
Cash net operating income after noncontrolling interest	$23,507	$12,129	$45,438	$22,115

Cash net operating income	$27,080	$17,029	$52,424	$32,004
New property cash net operating income	(11,491)	(800)	(22,731)	(1,818)
Cash net operating income from discontinued operations	(60)	(369)	(160)	(583)
Termination income	—	(90)	—	(150)
SAME STORE CASH NET OPERATING INCOME	$15,529	$15,770	$29,533	$29,453

Net loss	$(184)	$(1,528)	$(602)	$(2,889)
Intangible amortization in rental income, net	1,506	1,090	2,875	2,258
Property acquisition costs	1,269	1,149	1,845	1,441
Depreciation and amortization	16,435	9,272	32,045	18,132
Interest income	(3)	(4)	(6)	(8)
Interest expense	4,846	4,184	9,497	8,356
Gain on interest rate swaps	—	—	—	(215)
Offering costs	27	68	27	68
Loss on impairment	—	622	—	622
Gain on extinguishment of debt	—	(18)	—	(18)
Gain on sales of real estate	(464)	(219)	(464)	(219)
ADJUSTED EBITDA	$23,432	$14,616	$45,217	$27,528
Noncontrolling interest	(3,091)	(4,206)	(6,026)	(8,509)
Adjusted EBITDA after noncontrolling interest	$20,341	$10,410	$39,191	$19,019

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Three months Ended June 30,		Six months Ended June 30,
	2013	2012	2013	2012
Net loss	$(184)	$(1,528)	$(602)	$(2,889)
Depreciation and amortization	16,435	9,272	32,045	18,132
Loss on impairment	—	622	—	622
Gain on sales of real estate	(464)	(219)	(464)	(219)
Funds from operations	$15,787	$8,147	$30,979	$15,646
Preferred stock dividends	(2,519)	(1,553)	(4,071)	(3,106)
Amount allocated to unvested restricted stockholders	(64)	(41)	(133)	(41)
Funds from operations attributable to common stockholders and unit holders	$13,204	$6,553	$26,775	$12,499
Noncontrolling interest	(1,750)	(1,897)	(3,586)	(3,876)
Funds from operations attributable to common stockholders	$11,454	$4,656	$23,189	$8,623

Funds from operations attributable to common stockholders and unit holders	$13,204	$6,553	$26,775	$12,499
Intangible amortization in rental income, net	1,506	1,090	2,875	2,258
Termination income	—	(90)	—	(150)
Property acquisition costs	1,269	1,149	1,845	1,441
Gain on interest rate swaps	—	—	—	(215)
Offering costs	27	68	27	68
Gain on extinguishment of debt	—	(18)	—	(18)
CORE FUNDS FROM OPERATIONS	$16,006	$8,752	$31,522	$15,883
Noncontrolling interest	(2,120)	(2,530)	(4,219)	(4,922)
Core funds from operations attributable to common stockholders	$13,886	$6,222	$27,303	$10,961

Weighted average shares outstanding - basic	42,006,954	19,484,785	41,265,070	17,654,706
Unvested restricted shares	77,667	—	111,378	—
Unvested outperformance plan	501,253	—	501,253	—
Weighted average shares outstanding - diluted	42,585,874	19,484,785	41,877,701	17,654,706
CORE FUNDS FROM OPERATIONS PER COMMON SHARE - BASIC	$0.33	$0.32	$0.66	$0.62
CORE FUNDS FROM OPERATIONS PER COMMON SHARE - DILUTED	$0.33	$0.32	$0.65	$0.62

Core funds from operations	$16,006	$8,752	$31,522	$15,883
Straight-line rent adjustments, net	(735)	(592)	(1,507)	(1,269)
Recurring capital expenditures	(623)	(182)	(691)	(197)
Lease renewal commissions and tenant improvements	(519)	(104)	(977)	(121)
Non-cash portion of interest expense	267	262	515	498
Non-cash compensation expense	740	484	1,485	976
ADJUSTED FUNDS FROM OPERATIONS	$15,136	$8,620	$30,347	$15,770
Noncontrolling interest	(2,005)	(2,488)	(4,062)	(4,891)
Adjusted funds from operations to common stockholders	$13,131	$6,132	$26,285	$10,879

Non-GAAP Financial Measures

Net operating income (NOI) is defined as rental revenue, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, general and administrative expenses, interest expense, interest income, gain on interest rate swaps, asset management fee income, property acquisition costs, offering costs, loss on impairment, gain on extinguishment of debt, gain on sales of real estate, and other expenses. The Company defines Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income. The Company considers NOI and Cash NOI to be appropriate supplemental performance measures because they reflect the operating performance of the Company’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property.  However, these measures should not be viewed as alternative measures of the Company’s financial performance since they exclude expenses which could materially impact the Company’s results of operations. Further, the Company’s NOI and Cash NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI and Cash NOI.

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

The Company presents Core FFO and Adjusted FFO excluding property acquisition costs, gain on interest rate swaps, offering costs, gain on extinguishment of debt, and intangible amortization in rental income.  Adjusted FFO of the Company also excludes straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and adding recurring capital expenditures and lease renewal commissions and tenant improvements.  The Company believes that Core FFO and Adjusted FFO are useful supplemental measures regarding the Company’s operating performance as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.

However, because FFO, Core FFO and Adjusted FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO, Core FFO and Adjusted FFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO, Core FFO and Adjusted FFO may not be comparable to such other REITs’ FFO, Core FFO or Adjusted FFO.  FFO, Core FFO and Adjusted FFO should not be used as a measure of the Company’s liquidity, and are not indicative of funds available for the Company’s cash needs, including its ability to pay dividends.

The Company believes that EBITDA and Adjusted EBITDA are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of the Company’s industrial properties. The Company also uses these measures in ratios to compare its performance to that of its industry peers.  The Company presents Adjusted EBITDA excluding property acquisition costs, gain on interest rate swaps, offering costs, loss on impairment, gain on extinguishment of debt, gain on sales of real estate, and intangible amortization in rental income.

In the measures above, the Company excludes certain nonrecurring items that the Company does not believe are reasonably likely to recur within two years.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Source: STAG Industrial, Inc.

Contact:

STAG Industrial, Inc.

Gregory W. Sullivan, Chief Financial Officer

617-226-4987

InvestorRelations@stagindustrial.com